Exhibit 99.1

AGS SUCCESSFULLY COMPLETES TERM LOAN REPRICING; VOLUNTARILY REPAYS $15 MILLION OF ITS TOTAL DEBT OUTSTANDING

LAS VEGAS, February 5, 2024 - PlayAGS, Inc. (NYSE: AGS) ("AGS" or the "Company") today announced it has successfully completed a repricing of its term loan credit facility. Among other things, the repricing removes the credit spread adjustment with respect to term loan borrowings and reduces the interest rate applied to such borrowings to the Secured Overnight Financing Rate (“SOFR”) plus 3.75%. Additionally, in conjunction with the repricing transaction, the Company elected to repay $15 million of its total debt outstanding. At today’s SOFR, the Company estimates the repricing and voluntary repayment will produce annualized cash interest expense savings of over $3 million.

In addressing the repricing and repayment activity, AGS Chief Financial Officer, Kimo Akiona, commented, “As an organization, we remain singularly focused on reducing net leverage through a combination of consistent Adjusted EBITDA growth and improving free cash flow conversion. To that end, today’s announced transactions should help to expedite the achievement of our near and intermediate-term deleveraging objectives.”

Company Overview

AGS is a global company focused on creating a diverse mix of entertaining gaming experiences for every kind of player. Our roots are firmly planted in the Class II tribal gaming market, but our customer-centric culture and remarkable growth have helped us branch out to become one of the most all-inclusive commercial gaming equipment suppliers in the world. Powered by high-performing Class II and Class III slot products, an expansive table products portfolio, highly rated social casino, real-money gaming solutions for players and operators, and best-in-class service, we offer an unmatched value proposition for our casino partners. Learn more at playags.com.

AGS Investor & Media Contacts:

Brad Boyer, Senior Vice President Corporate Operations and Investor Relations

investors@playags.com

Julia Boguslawski, Chief Marketing Officer

jboguslawski@playags.com

©2024 PlayAGS, Inc. Products referenced herein are sold by AGS LLC or other subsidiaries of PlayAGS, Inc. Solely for convenience, marks, trademarks and trade names referred to in this press release appear without the ® and  TM  and  SM   symbols, but such references are not intended to indicate, in any way, that PlayAGS, Inc. will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensor to these marks, trademarks and trade names.

Forward-Looking Statements

This release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management's current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as "believe," "will," "may," "might," "likely," "expect," "anticipates," "intends," "plans," "seeks," "estimates," "believes," "continues," "projects," "targets" and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of AGS, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in AGS's performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of AGS to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions, the effects of COVID-19 on the Company's business and results of operations and other factors set forth under Item 1.